    As filed with the Securities and Exchange Commission on February 4, 1998
                                                      Registration No. 333-36125
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                                KITTY HAWK, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                          4731                                           75-2564006
   (State or other jurisdiction of                   (Primary standard industrial                           (I.R.S. employer
   incorporation or organization)                    classification code number)                           identification no.)

                              1515 WEST 20TH STREET
                                 P.O. BOX 612787
              DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS 75261
                                 (972) 456-2200
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                      ------------------------------------


                               M. TOM CHRISTOPHER
                             CHIEF EXECUTIVE OFFICER
                              1515 WEST 20TH STREET
                                 P.O. BOX 612787
              DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS 75261
                                 (972) 456-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      ------------------------------------


                          Copies of communications to:

                                MICHAEL M. BOONE
                                 GREG R. SAMUEL
                              HAYNES AND BOONE, LLP
                             3100 NATIONSBANK PLAZA
                                 901 MAIN STREET
                            DALLAS, TEXAS 75202-3789
                                 (214) 651-5000

                      ------------------------------------


 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      Proposed Maximum        Proposed Maximum            Amount of
          Title of Each Class                  Amount to be          Offering Price Per      Aggregate Offering         Registration
     of Securities to be Registered             Registered               Share (1)                Price (1)                  Fee
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value . . . .              (1)                     (1)                      (1)                     (1)
====================================================================================================================================

 (1) The Registrant hereby de-registers 1,715,000 shares of the Registrant's Common Stock, representing all of the Common Stock registered for issuance, but not issued, pursuant to the offering contemplated by the Registration Statement which is amended hereby.

================================================================================

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of January, 1998.

                                       KITTY HAWK, INC.


                                       By: /s/ RICHARD R. WADSWORTH
                                           -------------------------------------
                                           Richard R. Wadsworth
                                           Senior Vice President--Finance, Chief
                                           Financial Officer and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of January, 1998.

         NAME:                                   CAPACITIES:

/s/ M. TOM CHRISTOPHER                Chairman of the Board of Directors and
----------------------------------    Chief Executive Officer
M. Tom Christopher

/s/ TILMON J. REEVES                  President and Director
----------------------------------
Tilmon J. Reeves

/s/ CONRAD A. KALITTA                 Vice Chairman and Director
----------------------------------
Conrad A. Kalitta

                                      Senior Vice President -- Finance, Chief
/s/ RICHARD R. WADSWORTH              Financial Officer, Secretary and
----------------------------------    Principal Financial and Accounting Officer
Richard R. Wadsworth

/s/ PHILIP J. SAUDER                  Director
----------------------------------
Philip J. Sauder

/s/ TED J. COONFIELD                  Director
----------------------------------
Ted J. Coonfield

/s/ GEORGE W. KELSEY                  Director
----------------------------------
George W. Kelsey

/s/ LEWIS S. WHITE                    Director
----------------------------------
Lewis S. White